As filed with the Securities and Exchange Commission on July 23, 2007

Registration No. 333-140232

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 7

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONOTYPE IMAGING HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7371	20-3289482
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(781) 970-6000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Douglas J. Shaw

President and Chief Executive Officer

Monotype Imaging Holdings Inc.

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(781) 970-6000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Jocelyn M. Arel Lizette M. Pérez-Deisboeck Goodwin Procter LLP Exchange Place 53 State Street Boston, Massachusetts 02109 (617) 570-1000 Facsimile: (617) 523-1231	Janet M. Dunlap General Counsel and Secretary Monotype Imaging Holdings Inc. 500 Unicorn Park Drive Woburn, Massachusetts 01801 (781) 970-6000 Facsimile: (781) 970-6003	Martin A. Wellington Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000 Facsimile: (650) 752-3618

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form S-1 of Monotype Imaging Holdings Inc. (the “Company”) is being filed solely for the purpose of re-ordering the Exhibits to Amendment No. 6 to the Registration Statement on Form S-1 of the Company, filed on July 18, 2007 (“Amendment No. 6”). Other than the changes to the exhibit index and signature page, the remainder of Amendment No. 6 is unchanged. Accordingly, the prospectus that forms a part of the Form S-1 is not reproduced in this Amendment No. 7. This Amendment No. 7 speaks as of the filing date of Amendment No. 6 and does not reflect events occurring after such filing date, or modify or update the disclosures therein in any way other than as required to reflect the amendment set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the sale of common stock being registered. All amounts are estimated except the SEC registration fee and the NASD filing fee.

Amount to be Paid
SEC registration fee	$16,126
National Association of Securities Dealers Inc. fee	19,475
Nasdaq Global Market listing fee	100,000
Printing and mailing	350,000
Legal fees and expenses	2,500,000
Accounting fees and expenses	1,330,000
Miscellaneous	185,000

Total	$4,500,601

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Article VII of our Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Charter provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article VII of the Charter further provides that any repeal or modification of such article by our stockholders or an amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Article V of our Amended and Restated By-Laws, as amended to date (the “By-Laws”), provides that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article V of the By-Laws further provides for the advancement of expenses to each of our directors and, in the discretion of our board of directors, to certain officers and employees.

In addition, Article V of the By-Laws provides that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Charter or By-Laws, agreement, vote of stockholders or otherwise. Furthermore, Article V of the By-Laws authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of Article V of the By-Laws.

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we will indemnify each of our directors and certain of our executive officers to the fullest extent permitted by law. In addition, our stockholders agreement provides indemnification to TA Associates and D.B. Zwirn, and their associated investment funds, for damages, expenses, or losses arising out of, based upon or by reason of any third party or governmental claims relating to their status as a security holder, creditor, director, officer, agent, representative or controlling person of us, or otherwise relating to their involvement with Monotype. There is also an indemnification provision in the stockholders agreement that survives following its termination for so long as any person nominated by TA Associates is a member of our board of directors.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

In connection with their investment in us, we entered into a stockholders agreement, dated as of November 5, 2004, with TA Associates and D.B Zwirn. Most provisions of the stockholders agreement terminate upon the closing of this offering. However, surviving provisions include our covenant to indemnify TA Associates and D.B. Zwirn, including their associated investment funds, subject to exceptions, for damages, expenses or losses arising out of, based upon or by reason of any breach of a covenant or agreement made by us in the stockholders agreement, any third party or governmental claims relating to their status as a security holder, creditor, director, agent, representative or controlling person of us, or otherwise relating to their involvement with us. This covenant continues until the expiration of the applicable statute of limitations. We have also covenanted to maintain directors and officers’ liability insurance for so long as any person nominated by TA Associates, as two-thirds holder, is a member of our board of directors.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we have sold and issued the following unregistered securities:

(1) On November 5, 2004, Agfa sold to Imaging Acquisition Corporation, a wholly-owned subsidiary of IHC, all 1,000 shares of common stock of Agfa Monotype for an aggregate purchase price of $194.0 million, consisting of cash plus assumption of obligations.

(2) On November 5, 2004, IHC sold 5,204,040 shares of IHC convertible preferred stock, convertible into 5,204,040 shares of its redeemable preferred stock and 20,816,160 shares of common stock, and 1,219,008 shares of IHC common stock, to affiliates of TA Associates for an aggregate purchase price of $52,043,448.

(3) On November 5, 2004, IHC sold 250,000 shares of IHC convertible preferred stock, convertible into 250,000 shares of its redeemable preferred stock and 1,000,000 shares of common stock, and 68,300 shares of IHC common stock, to affiliates of D.B. Zwirn for an aggregate purchase price of $2,500,171.

(4) On November 5, 2004, IHC sold 354,410 shares of IHC convertible preferred stock, convertible into 354,410 shares of its redeemable preferred stock and 1,417,640 shares of common stock, (5,801 of which were later repurchased) and 80,104 shares of our common stock (1,292 of which were later repurchased), to certain former officers and employees of Agfa Monotype for an aggregate purchase price of $3,544,300.

(5) On November 5, 2004, IHC sold 10,800 shares of IHC convertible preferred stock, convertible into 10,800 shares of its redeemable preferred stock and 43,200 shares of common stock, and 2,448 shares of its common stock, to certain former employees of Agfa Monotype for an aggregate purchase price of $108,006.

(6) On November 5, 2004, Imaging Acquisition Corporation sold TA Associates, D.B. Zwirn and certain former officers and employees of Agfa Monotype notes in the aggregate original principal amount of $20,026,000.

(7) On November 5, 2004, Imaging Acquisition Corporation sold certain former employees of Agfa Monotype notes in the aggregate original principal amount of $36,000.

(8) On November 30, 2004, IHC sold 7,500 shares of IHC convertible preferred stock, convertible into 7,500 shares of its redeemable preferred stock and 30,000 shares of common stock and 1,700 shares of IHC common stock, to certain former employees of Agfa Monotype for an aggregate purchase price of $75,004.

(9) On November 30, 2004, Imaging Acquisition Corporation sold certain former officers and employees of Agfa Monotype notes in the aggregate original principal amount of $25,000.

(10) On June 15, 2005, IHC sold 19,405 shares of IHC convertible preferred stock, convertible into 19,405 shares of its redeemable preferred stock and 77,620 shares of common stock to Ms. Arthur and her two sons, for an aggregate purchase price of $300,001.

(11) On August 24, 2005, in connection with a recapitalization transaction and debt refinancing, all of the holders of shares of common stock of IHC exchanged their shares for shares of common stock of the registrant. The registrant did not receive any consideration for this transaction.

(12) On August 24, 2005, in connection with a recapitalization transaction and debt refinancing, all of the holders of shares of preferred stock of IHC exchanged their shares for shares of convertible preferred stock of the registrant. The registrant did not receive any consideration for this transaction.

(13) On August 24, 2005, in connection with a recapitalization transaction and debt refinancing, all of the holders of restricted stock of IHC exchanged their restricted stock for shares of restricted stock of the registrant. The registrant did not receive any consideration for this transaction.

(14) On July 28, 2006, we sold promissory notes in connection with our acquisition of China Type Design in the aggregate amount of $600,000, which will convert into 413,345 shares of our restricted common stock, as of June 1, 2007 upon the closing of this offering.

(15) Since November 5, 2004 until March 31, 2007, we granted, under our 2004 Option Plan, an aggregate of 2,138,360 options to purchase shares of our common stock to certain of our officers and employees at exercise prices ranging from $0.01 to $11.35 per share. Since November 5, 2004 until March 31, 2007, we granted, under our 2004 Option Plan, an aggregate of 2,326,500 shares of restricted stock to certain of our officers and employees at exercise prices ranging from $0.01 to $1.453 per share.

(16) On March 26, 2006, we issued 60,000 restricted shares of our common stock at a price of $1.695 per share to Mr. Simone, as director compensation.

(17) On September 30, 2006, we granted options to purchase 402,000 shares of our common stock, under our 2004 Option Plan, at an exercise price of $6.43 per share to certain of our officers and directors. Of these options, no options to purchase common stock have been exercised through March 31, 2007.

(18) On June 30, 2007, we granted options to purchase 50,844 shares of our common stock under our 2004 Option Plan and issued 8,000 restricted shares of our common stock to certain of our employees at the fair market value as of that date, which will be determined upon completion of a valuation report as of that date.

The sales of securities described in items (1) through (4), (6), (8) through (14), (16) and (17) above were deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The issuances of the securities described in items (5), (7), (15) and (18) above were deemed to be exempt from registration pursuant to either Rule 701 promulgated under the Securities Act as transactions pursuant to compensatory benefit plans approved by the registrant’s board of directors or Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients either received adequate information about us or had adequate access, through their relationship with us, to information about us. There were no underwriters employed in connection with any of the transactions set forth in Item 15.

Item 16. Exhibits.

(a) See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because they are not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on July 23, 2007.

MONOTYPE IMAGING HOLDINGS INC.

By:	/S/ DOUGLAS J. SHAW
Douglas J. Shaw President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 23, 2007:

Signature	Title

/S/ DOUGLAS J. SHAW	President, Chief Executive Officer and Director (Principal Executive Officer)
Douglas J. Shaw

/S/ JACQUELINE D. ARTHUR Jacqueline D. Arthur	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)

* Robert M. Givens	Chairman of the Board

* A. Bruce Johnston	Director

* Roger J. Heinen, Jr.	Director

* Pamela F. Lenehan	Director

* Jonathan W. Meeks	Director

* Peter J. Simone	Director

*By:	/S/ DOUGLAS J. SHAW
Douglas J. Shaw Attorney-in-fact

EXHIBIT INDEX

Number	Description
1.1**	Form of Underwriting Agreement

3.1**	Amended and Restated Certificate of Incorporation of the Registrant

3.2**	Amended and Restated By-laws of the Registrant

4.1**	Specimen Stock Certificate

4.2**	Registration Rights Agreement by and among Monotype Imaging Holdings Corp., the Investors and the Management Stockholders named therein, dated as of November 5, 2004

4.3**	Stockholders Agreement by and among Monotype Imaging Holdings Corp., the Management Stockholders and the Investors named therein, dated as of November 5, 2004

5.1**	Opinion of Goodwin Procter LLP

10.1**	2007 Incentive Compensation Plan

10.2**	2004 Stock Option and Grant Plan

10.3**	Form of Non-Qualified Option Agreement under the 2004 Stock Option and Grant Plan

10.4**	Form of Incentive Stock Option Agreement under the 2004 Stock Option and Grant Plan

10.5**	Form of Restricted Stock Agreement under the 2004 Stock Option and Grant Plan

10.6**	2007 Stock Option and Incentive Plan

10.7**	Form of Non-Qualified Stock Option Agreement under the 2007 Stock Option and Incentive Plan

10.8**	Form of Incentive Stock Option Agreement under the 2007 Stock Option and Incentive Plan

10.9**	Form of Restricted Stock Award Agreement under the 2007 Stock Option and Incentive Plan

10.10**	Employment Agreement by and between Monotype Imaging Inc. and Jeffrey J. Burk, dated as of November 5, 2004

10.11**	Employment Agreement by and between Monotype Imaging Inc. and Robert M. Givens, dated as of November 5, 2004

10.12**	Employment Agreement by and between Monotype Imaging Inc. and David L. McCarthy, dated as of November 5, 2004

10.13**	Employment Agreement by and between Monotype Imaging Inc. and John L. Seguin, dated as of November 5, 2004

10.14**	Employment Agreement by and between Monotype Imaging Inc. and Douglas J. Shaw, dated as of November 5, 2004

10.15**	Employment Agreement by and between Monotype Imaging Inc. and Jacqueline D. Arthur, dated as of May 16, 2005

10.16**	Employment Agreement by and between Monotype Imaging Inc. and Janet M. Dunlap, dated as of September 25, 2006

10.17**	Service Agreement by and between Linotype GmbH and Frank Wildenberg, effective as of September 1, 2006

10.18**	Form of Indemnification Agreement between Monotype Imaging Inc. and certain of its Directors and Officers

10.19**	Lease, dated as of February 15, 2005, between Acquiport Unicorn, Inc. and Monotype Imaging, Inc., as amended.

10.20**	Lease, dated as of April 6, 2006, between 6610, LLC and Monotype Imaging Inc.

Number		Description
10.21	**	Lease, dated as of May 24, 2006, between Lake Center Plaza Partners, LLC and Monotype Imaging Inc.

10.22	**	Lease, dated as of April 7, 2005, between RAFI (GP) Limited and Monotype Imaging Limited

10.23	**	Lease, dated as of November 29, 2004, between Servcorp Japan K.K. and Monotype Imaging Incorporated

10.24	**	Lease, dated as of July 10, 2006, between Sun Wah Marine Products (Holdings) Limited and China Type Design Limited

10.25	**	Lease, dated as of July 1, 2006, between Linotype GmbH and Heidelberger Druckmaschinen AG (English translation)

10.26	**	Sublease, dated as of July 1, 2006, between Linotype GmbH and Heidelberger Druckmaschinen AG (English translation)

10.27	**	Office Lease, dated as of December 17, 2006, by and between Sheila L. Ortloff and Monotype Imaging, Inc.

10.28	**	Stock Purchase Agreement by and among Agfa Corp, Agfa Monotype Corporation and Imaging Acquisition Corporation, dated as of November 5, 2004

10.29	**	Stock Purchase Agreement by and among Monotype Imaging Holdings Corp., the Investors and the Lenders (each as defined therein), dated as of November 5, 2004

10.30	**	Agreement and Plan of Merger by and among the Registrant, MIHC Merger Sub Inc. and Monotype Imaging Holdings Corp., dated as of August 24, 2005

10.31	**	Purchase Agreement for the Sale of Shares in Linotype GmbH by and among Heidelberger Druckmaschinen Aktiengesellschaft, Blitz 06-683 GmbH and Monotype Imaging Holdings Corp., dated as of August 1, 2006

10.32	**	Stock Purchase Agreement by and among Monotype Imaging Inc. and certain stockholders of China Type Design Limited, dated as of July 28, 2006

10.33	**	Credit Agreement by and among Monotype Imaging Holdings Corp., as Parent, Imaging Acquisition Corporation, Agfa Monotype Corporation and International Typeface Corporation, as Borrowers, the Lenders set forth therein, and D.B Zwirn Special Opportunities Fund, L.P., as the Arranger and Administrative Agent, dated as of November 5, 2004 (“D.B. Zwirn Credit Agreement”)

10.34	**	First Amendment to, and Consent and Waiver under, Credit Agreement, Investor Intercreditor Agreement and Security Agreement, dated as of August 24, 2005 for the D.B. Zwirn Credit Agreement

10.35	**	Second Amendment to, and Consent and Waiver under, Credit Agreement and Security Agreement, dated as of July 28, 2006 for the D.B. Zwirn Credit Agreement

10.36	**	Credit Agreement by and among Monotype Imaging Holdings Corp., as Parent, Imaging Acquisition Corporation, Agfa Monotype Corporation and International Typeface Corporation, as Borrowers, the Lenders set forth therein, and Wells Fargo Foothill, Inc., as the Arranger and Administrative Agent, dated as of November 5, 2004 (“Wells Fargo Credit Agreement”)

10.37	**	First Amendment to, and Waiver and Consent under, Credit Agreement, Investor Intercreditor Agreement and Security Agreement, dated as of August 24, 2005 for the Wells Fargo Credit Agreement

10.38	**	Second Amendment to, and Consent and Waiver under, Credit Agreement and Security Agreement, dated as of July 28, 2006 for the Wells Fargo Credit Agreement

Number	Description

10.39**	Intercreditor Agreement by and between Wells Fargo Foothill, Inc. and D.B. Zwirn Special Opportunities Fund, L.P., dated as of November 5, 2004 (“Intercreditor Agreement”)

10.40**	Second Amendment to, and Consent under, Intercreditor Agreement, dated as of August 1, 2006

10.41**	Security Agreement by and among the Grantors (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of November 5, 2004

10.42**	Supplement No. 1 to the Security Agreement by and among the Grantors (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of December 28, 2006

10.43**	General Continuing Guaranty by and among the Grantors (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of November 5, 2004

10.44**	Copyright Security Agreement by and among the Grantors (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of November 5, 2004

10.45**	Patent Security Agreement by and among the Grantors (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of November 5, 2004

10.46**	Trademark Security Agreement by and among the Grantors (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of November 5, 2004

10.47**	Intercompany Subordination Agreement by and among Imaging Acquisition Corporation, Agfa Monotype Corporation, International Typeface Corporation, Monotype Imaging Holdings Corp., and D.B. Zwirn Special Opportunities Fund, L.P., dated as of November 5, 2004

10.48**	Security Agreement by and among the Grantors (as defined therein) and Wells Fargo Foothill, Inc., dated as of November 5, 2004

10.49**	Supplement No. 1 to the Security Agreement by and among the Grantors (as defined therein) and Wells Fargo Foothill, Inc., dated as of December 28, 2006

10.50**	General Continuing Guaranty by and among the Grantors (as defined therein) and Wells Fargo Foothill, Inc., dated as of November 5, 2004

10.51**	Copyright Security Agreement by and among the Grantors (as defined therein) and Wells Fargo Foothill, Inc., dated as of November 5, 2004

10.52**	Patent Security Agreement by and among the Grantors (as defined therein) and Wells Fargo Foothill, Inc., dated as of November 5, 2004

10.53**	Trademark Security Agreement by and among the Grantors (as defined therein) and Wells Fargo Foothill, Inc., dated as of November 5, 2004

10.54**	Intercompany Subordination Agreement by and among Imaging Acquisition Corporation, Agfa Monotype Corporation, International Typeface Corporation, Monotype Imaging Holdings Corp., and Wells Fargo Foothill, Inc., dated as of November 5, 2004

10.55**	Share Pledge Agreement by and among Monotype Imaging Holdings Corp., Blitz 06-683 GmbH, D.B. Zwirn Special Opportunities Fund, L.P. and the Lenders (as defined therein), dated as of July 31, 2006

10.56**	Share Pledge Agreement by and among Monotype Imaging Holdings Corp., Blitz 06-683 GmbH, Wells Fargo Foothill, Inc. and the Lenders (as defined therein), dated as of July 31, 2006

10.57**	Subordinated Convertible Promissory Note of Monotype Holdings Inc. in favor of each of: Tsui Eddy Wing Keung, Chun Tak Chiu Ricky and Hui Tai Pang Robin, dated July 28, 2006

Number	Description
10.58**	Joinder and Consent Agreement to and Consent and Waiver Under, Credit Agreement, by and among Linotype Corp., Monotype Imaging Holdings Corp., Monotype Imaging, Inc., International Typeface Corporation, the Required Lenders (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of December 28, 2006

10.59**	Joinder and Consent Agreement to and Consent and Waiver Under Credit Agreement, by and among Linotype Corp., Monotype Imaging Holdings Corp., Monotype Imaging, Inc., International Typeface Corporation, the Required Lenders (as defined therein) and Wells Fargo Foothill, Inc., dated as of December 13, 2006

10.60**	Copyright Security Agreement by and among the Grantors (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of December 28, 2006

10.61**	Patent Security Agreement by and among the Grantors (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of December 28, 2006

10.62**	Trademark Security Agreement by and among the Grantors (as defined therein) and D.B. Zwirn Special Opportunities Fund, L.P., dated as of December 28, 2006

10.63**	Trademark Security Agreement by and among the Grantors (as defined therein) and Wells Fargo Foothill, Inc., dated as of December 28, 2006

10.64†**	Intellifont Software and Type Software Agreement dated August 15, 1991 by and between Monotype Imaging Inc. and Lexmark International, Inc., as amended by Addendums No. 1 through 17 and the Letter Addendum dated September 19, 1995 and the Notification of Assignment of Agreement

10.65**	Fourth Amendment to Credit Agreement, dated as of May 30, 2007 for the Wells Fargo Credit Agreement

10.66**	Fourth Amendment to Credit Agreement, dated as of May 30, 2007 for the D.B. Zwirn Credit Agreement

10.67**	Equity Award Grant Policy

10.68**	2007 (Sales) Incentive Compensation Plan by and between Monotype Imaging Inc. and David L. McCarthy, dated as of March 6, 2007

14.1**	Code of Business Conduct and Ethics

21.1**	List of Subsidiaries

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Ernst & Young AG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft

23.3**	Consent of KPMG LLP

23.4**	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included in page II-6)

*	To be filed by amendment
**	Previously filed
†	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act.